UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported July 11, 2009): July 16, 2009

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 11, 2009, John C. H. Miller, Jr. passed away at his home in Mobile, Alabama. Mr. Miller was Vice-Chairman of the Board of Directors of The Colonial BancGroup, Inc. (“BancGroup”) and served as a member of its Executive Committee. Mr. Miller was a founding member of the Board of Directors of BancGroup and had been a director since 1981. BancGroup has not named a replacement director or Vice-Chairman.

“Jack played a central role in Colonial’s founding, and he never waivered in his commitment to the Bank. We all shared a deep respect and appreciation for his counsel, insight and wisdom. Jack’s presence will be greatly missed by everyone in the Colonial family,” said Lewis E. Beville, Colonial’s President and CEO.

“Jack possessed a wealth of legal knowledge and for many years, our board relied upon his wise counsel. We will all miss his great leadership,” said Simuel Sippial, Jr., Colonial’s Chairman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/S/ SARAH H. MOORE
Sarah H. Moore
Senior Executive Vice President and Chief Financial Officer

Date: July 16, 2009

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